Exhibit 4.2
EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
Dated as of March 7, 2013
Among
ARAMARK CORPORATION,
THE GUARANTORS LISTED ON SCHEDULE I HERETO
and
GOLDMAN, SACHS & CO.
and
J.P. MORGAN SECURITIES LLC
as Representatives of the Several Initial Purchasers
5.75% Senior Notes due 2020

TABLE OF CONTENTS
Page
1.    Definitions    1
2.    Exchange Offer    5
3.    Shelf Registration    8
4.    Market-Making    9
5.    Additional Interest    14
6.    Registration Procedures    14
7.    Registration Expenses    22
8.    Indemnification and Contribution.    23
9.    Facilitation of Sales Pursuant to 144A.    27
10.    Underwritten Registrations    27
11.    Miscellaneous    28

-i-

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is dated as of March 7, 2013, among ARAMARK CORPORATION, a Delaware corporation (the “Company”), the guarantors listed on Schedule I hereto (the “Guarantors”) and GOLDMAN, SACHS & CO. and J.P. MORGAN SECURITIES LLC, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”) named on Schedule I to the Purchase Agreement (as defined below).
This Agreement is entered into in connection with the Purchase Agreement, dated as of February 22, 2013 (the “Purchase Agreement”), by and among the Company and the Initial Purchasers, which provides for, among other things, the sale by the Company to the Initial Purchasers of $1,000,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2020 (the “Notes”). The Notes are issued under an indenture, dated as of the date hereof (as amended or supplemented from time to time, the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). Pursuant to the Purchase Agreement and the Indenture, the Guarantors are required to guarantee (collectively, the “Guarantees”) the Company’s obligations under the Notes and the Indenture. References to the “Securities” shall mean, collectively, the Notes and, when issued, the Guarantees. In order to induce the Initial Purchasers (including the Market-Makers, as defined below) to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Securities. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligations under the Purchase Agreement.
The parties hereby agree as follows:
1.Definitions
As used in this Agreement, the following terms shall have the following meanings:
Additional Guarantor: Any subsidiary of the Company that executes a Guarantee under the Indenture after the date of this Agreement.
Additional Interest: See Section 5(a) hereof.
Advice: See the last paragraph of Section 6 hereof.
Agreement: See the introductory paragraphs hereto.
Applicable Period: See Section 2(b) hereof.

Business Day: Shall have the meaning ascribed to such term in Rule 14d-1 under the Exchange Act.
Company: See the introductory paragraphs hereto.
Effectiveness Date: With respect to any Shelf Registration Statement, the 90th day after the Filing Date with respect thereto; provided, however, that if the Effectiveness Date would otherwise fall on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.
Effectiveness Period: See Section 3(a) hereof.
Event Date: See Section 5(b) hereof.
Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
Exchange Notes: See Section 2(a) hereof.
Exchange Offer: See Section 2(a) hereof.
Exchange Offer Registration Statement: See Section 2(a) hereof.
Exchange Securities: See Section 2(a) hereof.
Filing Date: The 90th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof; provided, however, that if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.
FINRA: the Financial Industry Regulatory Authority, Inc.
Guarantees: See the introductory paragraphs hereto.
Guarantors: See the introductory paragraphs hereto and shall also include any Guarantor’s successors and any Additional Guarantors.
Holder: Any beneficial holder of a Registrable Security or Registrable Securities.
Indenture: See the introductory paragraphs hereto.
Information: See Section 6(o) hereof.

Initial Purchasers: See the introductory paragraphs hereto.
Initial Shelf Registration: See Section 3(a) hereof.
Inspectors: See Section 6(o) hereof.
Issue Date: March 7, 2013, the date of original issuance of the Notes.
Issuer Free Writing Prospectus: Each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.
Issuer Information: See Section 8(a)(i) hereof.
Market-Maker: See Section 4(a) hereof.
Market-Making Conditions: See Section 4(a) hereof.
Market-Making Registration: See Section 4(a)(i) hereof.
Market-Making Registration Statement: See Section 4(a)(i) hereof.
New Guarantees: See Section 2(a) hereof.
Notes: See the introductory paragraphs hereto.
Participant: See Section 8(a) hereof.
Participating Broker-Dealer: See Section 2(b) hereof.
Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.
Private Exchange: See Section 2(b) hereof.
Private Exchange Notes: See Section 2(b) hereof.
Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A (as amended or replaced) under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
Purchase Agreement: See the introductory paragraphs hereof.
Records: See Section 6(o) hereof.
Registrable Securities: Each Security upon its original issuance and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note (and the related Guarantees) upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Securities as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or Private Exchange Note (and the related Guarantees) has been declared effective by the SEC and such Security, Exchange Security or such Private Exchange Note (and the related Guarantees), as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security has been exchanged pursuant to the Exchange Offer for an Exchange Security or Exchange Securities that may be resold without restriction under state and federal securities laws, (iii) such Security, Exchange Security or Private Exchange Note (and the related Guarantees), as the case may be, ceases to be outstanding for purposes of the Indenture or any indenture (if different) governing the Exchange Security and Private Exchange Notes, as applicable, or (iv) the date which is two years after the date the Securities were originally issued.
Registration Statement: Any registration statement of the Company that covers any of the Securities, the Exchange Securities or the Private Exchange Notes (and the related Guarantees) filed with the SEC under the Securities Act, including, in each case, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
Representatives: See the introductory paragraphs hereto.
Rule 144: Rule 144 (as amended or replaced) under the Securities Act.
Rule 144A: Rule 144A (as amended or replaced) under the Securities Act.
Rule 405: Rule 405 (as amended or replaced) under the Securities Act.
Rule 415: Rule 415 (as amended or replaced) under the Securities Act.
Rule 424: Rule 424 (as amended or replaced) under the Securities Act.

SEC: The U.S. Securities and Exchange Commission.
Securities: See the introductory paragraphs hereto.
Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
Shelf Notice: See Section 2(c) hereof.
Shelf Registration: See Section 3(b) hereof.
Shelf Registration Statement: Any Registration Statement relating to a Shelf Registration.
Shelf Suspension Period: See Section 3(a) hereof.
Subsequent Shelf Registration: See Section 3(b) hereof.
TIA: The Trust Indenture Act of 1939, as amended.
Trustee: The trustee under the Indenture and the trustee under any indenture (if different) governing the Exchange Securities and Private Exchange Notes (and the related Guarantees).
Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.
Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, “Regulatory Requirements”) shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.
2.    Exchange Offer
(a)    Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Company shall use its commercially reasonable efforts to file with the SEC a Registration Statement (the “Exchange Offer Registration Statement”) on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Securities for a like aggregate principal amount of debt securities of the Company (the “Exchange Notes”), guaranteed, to the extent applicable, on an unsecured senior basis by the Guarantors (the “New Guarantees” and, together with the

Exchange Notes, the “Exchange Securities”), that are identical in all material respects to the Notes, except that (i) the Exchange Notes shall contain no restrictive legend thereon, (ii) interest thereon shall accrue from the last date on which interest was paid on such Notes or, if no such interest has been paid, from the Issue Date and (iii) the Exchange Securities shall be entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. The Company shall use its commercially reasonable efforts to (x) prepare and file with the SEC the Exchange Offer Registration Statement with respect to the Exchange Offer; (y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 390th day following the Issue Date.
Each Holder (including, without limitation, each Participating Broker-Dealer) that participates in the Exchange Offer, as a condition to participation in the Exchange Offer, will be required to represent to the Company in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Securities acquired in exchange for Registrable Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities, whether or not such recipient is such Holder itself; (ii) at the time of the commencement or consummation of the Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder has an arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act; (iii) neither the Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is an “affiliate” (as defined in Rule 405) of the Company or, if it is an affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and to the extent a Shelf Notice is delivered pursuant to Section 2(c) hereof, will provide information to be included in the Shelf Registration Statement in accordance with Section 6 hereof in order to have their Securities included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest in Section 5 hereof; (iv) if such Holder is not a broker-dealer, neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is engaging in or intends to engage in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Registrable Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, any prospectus delivery requirements thereunder).

Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Notes (and the related Guarantees), Exchange Securities as to which Section 2(c)(iv) is applicable and Exchange Securities held by the Market-Maker and Participating Broker-Dealers, and the Company shall have no further obligation to register Registrable Securities (other than Private Exchange Notes (and the related Guarantees) and Exchange Securities as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof.
No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.
(b)    The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities in compliance with the Securities Act.
The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; provided, however, that such period shall not be required to exceed 90 days, such longer period if extended pursuant to the last paragraph of Section 6 hereof (the “Applicable Period”).
If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Company, upon the request of the Initial Purchasers, shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchasers, in exchange (the “Private Exchange”) for such Notes held by any such Holder, a like principal amount of notes (the “Private Exchange Notes”) of the Company, guaranteed by the Guarantors, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the

Exchange Notes and bear the same CUSIP number as the Exchange Notes if permitted by the CUSIP Service Bureau.
In connection with the Exchange Offer, the Company shall:
(1)    mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
(2)    use its commercially reasonable efforts to keep the Exchange Offer open for not less than 20 Business Days from the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);
(3)    utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York or in Wilmington, Delaware;
(4)    permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and
(5)    otherwise comply in all material respects with all laws, rules and regulations applicable to the Exchange Offer.
As soon as practicable after the close of the Exchange Offer and any Private Exchange, the Company shall:
(1)    accept for exchange all Registrable Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer and any Private Exchange;
(2)    deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and
(3)    cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company; and (iii) all governmental approvals shall have been obtained, which approvals the Company deem necessary for the consummation of the Exchange Offer or Private Exchange.
The Exchange Securities and the Private Exchange Notes (and related guarantees) shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.
(c)    If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 390 days of the Issue Date, (iii) any Initial Purchaser or holder of Private Exchange Notes so requests in writing to the Company at any time within 30 days after the consummation of the Exchange Offer, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and so notifies the Company within 30 days after such Holder first becomes aware of such restrictions, in the case of each of clauses (i) to and including (iv) of this sentence, then the Company shall promptly deliver to the Trustee (to deliver to the Holders) written notice thereof (the “Shelf Notice”) and shall file a Shelf Registration pursuant to Section 3 hereof.
3.    Shelf Registration
If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:
(a)    Shelf Registration. The Company shall as promptly as practicable file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the “Initial Shelf Registration”). The Company shall use its commercially reasonable efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date. The Initial Shelf Registration shall be on Form S‑1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Registrable Securities and the Guarantees and the Notes and the related guarantees to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).
The Company shall use its commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earlier of (i) the date that is two years from the Issue Date and (ii) such shorter period ending when all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein. Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Initial Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 90 days or more than three (3) times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of the Company determines reasonably and in good faith that the filing of any such Initial Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Company, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.
(b)    Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registration.
(c)    Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or, if reasonably requested by any underwriter of such Registrable Securities, with respect to the information included therein with respect to such underwriter.
4.    Market-Making
(a)    For the benefit of Goldman, Sachs & Co. and J.P. Morgan Securities LLC (each in such capacity, a “Market-Maker” and together, the “Market-Makers”) or any of their respective affiliates (as defined in the rules and regulations of the SEC), so long as (x) any of the Registrable Securities or Exchange Securities are outstanding and (y) it would be necessary under applicable laws, rules and regulations, in the reasonable opinion of a Market-Maker, for such Market-Maker or any of its affiliates to deliver a Prospectus in connection with market-making activities with respect to the Registrable Securities or Exchange Securities and such Market-Maker or such affiliate proposes to make a market in the Registrable Securities or Exchange Securities as part of its business in the ordinary course (the “Market-Making Conditions”), the following provisions shall apply for the sole benefit of such Market-Maker (it being understood that only a person for whom the Market-Making Conditions apply at the applicable time shall be deemed a Market-Maker for purposes of the following provisions at any time):
(i)    The Company shall file under the Securities Act one or more registration statements, in a form approved by each Market-Maker (each such filing, a “Market-Making Registration,” and each such registration statement, the “Market-Making Registration Statement”). The Company agrees to use its commercially reasonable efforts to cause a Market-Making Registration Statement with respect to the Exchange Securities to be declared effective on or prior to (i) the date the Exchange Offer is completed pursuant to Section 2(a) above or (ii) the date the Initial Shelf Registration becomes or is declared effective pursuant to Section 3 above, and, in each case, to keep such Market-Making Registration Statement continuously effective for so long as either Market-Maker may be required to deliver a Prospectus in connection with transactions in Registrable Securities or the Exchange Securities, as the case may be. In the event that a Market-Maker holds Securities at the earlier of the time the Exchange Offer is to be conducted under Section 2(a) above, the Company agrees that the applicable Market-Making Registration shall provide for the resale by such Market-Maker of such Registrable Securities or Exchange Securities, as the case may be, and shall use its commercially reasonable efforts to keep the Market-Making Registration Statement continuously effective for so long as such Market-Maker may be required to deliver a Prospectus in connection with the sale of such, Registrable Securities or Exchange Securities. The Company further agrees to supplement or make amendments to each

Market-Making Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for the applicable Market-Making Registration Statement, and the Company agrees to furnish to each Market-Maker copies of any such supplement or amendment or any Issuer Free Writing Prospectus prior to its being used or promptly following its filing with the SEC, provided that the filing of any such document with the SEC shall constitute compliance with the foregoing obligation to furnish such document to each Market Maker.
(ii)    Notwithstanding the foregoing, the Company may suspend the offering and sale under a Market-Making Registration Statement for a period or periods the Board of Directors of the Company reasonably determines to be advisable for valid business reasons, but in any event not in excess of 90 days or more than three (3) times during any calendar year during which such Market-Making Registration Statement is required to be effective and usable hereunder (measured from the Effectivenes Date of such Market-Making Registration Statement to successive anniversaries thereof) if (A) (i) the Board of Directors of the Company determines in good faith that such action is in the best interests of the Company or (ii) such Market-Making Registration Statement, Prospectus, Issuer Free Writing Prospectus or amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Company notifies each Market-Maker within five days before the effectiveness of such suspension.
(iii)    The Company shall notify each Market-Maker (A) when any post-effective amendment to a Market-Making Registration Statement or any amendment or supplement to the related Prospectus or any Issuer Free Writing Prospectus has been filed, and, with respect to any post-effective amendment, when the same has become effective; (B) of any request by the SEC for any post-effective amendment to a Market-Making Registration Statement, any supplement or amendment to the related Prospectus, any Issuer Free Writing Prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of a Market-Making Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or Exchange Securities, for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the happening of any event that makes any statement made in a Market-Making Registration Statement, the related Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto untrue or that requires the making of any changes in a Market-Making Registration Statement, such Prospectus, such Issuer Free Writing Prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading.

(iv)    If any event contemplated by Section 4(a)(iii)(B), (D) and (E) occurs during the period for which the Company is required to maintain an effective Market-Making Registration Statement, the Company shall promptly prepare and file with the SEC a post-effective amendment to the applicable Market-Making Registration Statement or a supplement to the related Prospectus or Issuer Free Writing Prospectus or file any other required document so that the Prospectus or Issuer Free Writing Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(v)    In the event of the issuance of any stop order suspending the effectiveness of a Market-Making Registration Statement or of any order suspending the qualification of the Registrable Securities or Exchange Securities for sale in any jurisdiction, the Company shall use promptly its commercially reasonable efforts to obtain its withdrawal.
(vi)    The Company shall furnish to each Market-Maker, in each case without charge to each Market-Maker, at least one conformed copy of each Market-Making Registration Statement and any post-effective amendment thereto, any Issuer Free Writing Prospectus and electronic copies of the related Prospectus and any amendment or supplement thereto.
(vii)    The Company shall consent to the use of the Prospectus contained in a Market-Making Registration Statement or any amendment or supplement thereto or any Issuer Free Writing Prospectus by a Market-Maker in connection with its market-making activities.
(viii)    Notwithstanding the foregoing provisions of this Section 4, the Company may for valid business reasons, including without limitation, a potential acquisition, divestiture of assets or other material corporate transaction, issue a notice that a Market-Making Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Securities or Exchange Securities and may issue any notice suspending use of such Market-Making Registration Statement required under applicable securities laws to be issued for so long as valid business reasons exist and the Company shall not be obligated to amend or supplement such Market-Making Registration Statement or the Prospectus included therein until it reasonably deems appropriate. Each Market-Maker agrees that upon receipt of any notice from the Company pursuant to this Section 4(a)(viii), it will discontinue use of each Market-Making Registration Statement until receipt of copies of the supplemented or amended Prospectus relating thereto until advised in writing by the Company that the use of a Market-Making Registration Statement may be resumed.

(b)    In connection with a Market-Making Registration, the Company shall (i) make reasonably available for inspection by a representative of, and counsel acting for, the Market-Makers all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its commercially reasonable efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative or counsel or the Market-Makers.
(c)    Prior to the effective date of a Market-Making Registration Statement, the Company will use its commercially reasonable efforts to register or qualify such Registrable Securities or Exchange Securities, as applicable, for offer and sale under the securities or blue sky laws of such jurisdictions as the Market-Makers reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities or Exchange Securities covered by such Market-Making Registration Statement; provided that neither the Company nor any Guarantor will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.
(d)    The Company represents and agrees that each Market-Making Registration Statement, any post-effective amendments thereto, any amendments or supplements to the related Prospectus, any Issuer Free Writing Prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the SEC, as the case may be, conform in all respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder and will not, as of the effective date of such Market-Making Registration Statement or post-effective amendments and as of the filing date of amendments or supplements to such Prospectus, any Issuer Free Writing Prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from a Market-Making Registration Statement or the related Prospectus in reliance upon and in conformity with written information furnished to the Company by a Market-Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the market-making activities of such Market-Maker to be set forth on the cover page and in the “Plan of Distribution” section of the Prospectus and in the analogous section of the Canadian wrapper, if any, of the Prospectus.
(e)    At the time of effectiveness of a Market-Making Registration Statement (unless it is the same as the time of effectiveness of the Exchange Offer Registration Statement) and concurrently with each time any Issuer Free Writing Prospectus is first used or such Market-Making Registration Statement or the related Prospectus or Issuer Free Writing Prospectus shall be amended or such Prospectus or Issuer Free Writing Prospectus shall be supplemented, the

Company shall (if requested in writing by a Market-Maker) furnish such Market-Maker and its counsel with a certificate of an appropriate officer to the effect that:
(i)    such Market-Making Registration Statement has been declared effective;
(ii)    in the case of an amendment or supplement, such amendment has become effective under the Securities Act as of the date and time specified in such certificate, if applicable; if required, such amendment or supplement to the Prospectus was filed with the SEC pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such certificate on the date specified therein; and in the case of any Issuer Free Writing Prospectus or an amendment or supplement to any Issuer Free Writing Prospectus, such Issuer Free Writing Prospectus or amendment or supplement to the Issuer Free Writing Prospectus was filed with the SEC pursuant to Rule 433 under the Securities Act on the date specified therein;
(iii)    to the knowledge of such officer, no stop order suspending the effectiveness of the Market-Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the SEC; and
(iv)    as of the date of such Market-Making Registration Statement, amendment or supplement, as applicable, such Market-Making Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(f)    The Company, on the one hand, and each Market-Maker severally but not jointly, on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 8 of this Agreement.
(g)    The Company will comply with the provisions of this Section 4 at its own expense.
(h)    The agreements contained in this Section 4 and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Registrable Securities or Exchange Securities and shall remain in full force and effect, regardless of any termination or cancellation of agreements outside this Section 4 of this Agreement or any investigation made by or on behalf of any indemnified party.
(i)    For purposes of this Section 4, any reference to the terms “amend,” “amendment” or “supplement” with respect to a Market-Making Registration Statement or the

Prospectus contained therein or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference.
5.    Additional Interest
(a)    The Company and the Initial Purchasers agree that the Holders will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, as liquidated damages, additional interest on the Notes (“Additional Interest”) if (A) the Exchange Offer has not been completed within 390 days after the Issue Date, (B) notwithstanding clause (A), the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the 390th day after the date such Shelf Registration Statement filing was requested or required or (C), if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder) for more than 90 calendar days in any 12-month period, then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90 day period that such Additional Interest continues to accrue, provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (such Additional Interest to be calculated by the Company) commencing on the (x) 391st day after the Issue Date, in the case of (A) above, (y) the 391st day after the date such Shelf Registration Statement filing was requested or required in the case of (B) above or (z) the day such Shelf Registration ceases to be effective in the case of (C) above; provided, however, that upon the exchange of the Exchange Securities for all Securities tendered (in the case of clause (A) of this Section 5), upon the effectiveness of the applicable Shelf Registration Statement (in the case of (B) of this Section 5), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of (C) of this Section 5), Additional Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Notwithstanding any other provisions of this Section 5, the Company shall not be obligated to pay Additional Interest provided in Sections 5(a)(B) during a Shelf Suspension Period permitted by Section 3(a) hereof and no Additional Interest shall accrue on the Securities following the second anniversary of the Issue Date.
(b)    The Company shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to clause (a) of this Section 5 will be payable in cash semiannually on each March 15 and September 15 (to the holders of record on the March 1 and September 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by the Company by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities of the applicable series, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.
6.    Registration Procedures
In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:
(a)    Prepare and file with the SEC (prior to the applicable Filing Date in the case of a Shelf Registration), a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement, Prospectus, Issuer Free Writing Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford counsel for the Holders of the Registrable Securities covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or counsel for such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, and counsel to the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three business days prior to such filing). The Company shall not file any Registration Statement, Prospectus or Issuer Free Writing Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object.
(b)    Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus in all material respects. The Company shall be deemed not to have used its commercially reasonable efforts to keep a Registration Statement effective if it voluntarily takes any action that is reasonably expected to result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless such action is required by applicable law or permitted by this Agreement.
(c)    To the extent any Issuer Free Writing Prospectus is used, file with the SEC any Issuer Free Writing Prospectus that is required to be filed by the Company or any Guarantor with the SEC in accordance with the Securities Act and to retain any Issuer Free Writing Prospectus not required to be filed.
(d)    If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Company has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within three Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) hereof cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus, Issuer Free Writing Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus or any Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.
(e)    Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction.
(f)    If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any) or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or counsel for either of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.
(g)    If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.
(h)    If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration

Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 6, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.
(i)    Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform blue sky investigations and file registrations and qualifications required to be filed pursuant to this Section 6(i), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
(j)    If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.
(k)    Use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all respects with the filing of such Registration Statement and the granting of such approvals.
(l)    If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(d)(v) or 6(d)(vi) hereof, as promptly as practicable prepare and (subject to Section 6(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any Issuer Free Writing Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus or Issuer Free Writing Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(m)    Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.
(n)    In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities (including, without limitation, a customary condition to the obligations of the underwriters that the underwriters shall have received “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of the Company, or of any business acquired by the Company, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Securities), and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus, any Issuer Free Writing Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by Company to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the Company, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings; and (iii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 8 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.
(o)    If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any Initial Purchaser, any selling Holder of such Registrable Securities being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Initial Purchasers, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the “Inspectors”), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Company and subsidiaries of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and any of its subsidiaries to supply all information (“Information”) reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential, to use the Information only for due diligence purposes, to abstain from using the Information as the basis for any market transactions in Securities of the Company and that it will not disclose any of the Records or Information that the Company determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than by an

Inspector or an “affiliate” (as defined in Rule 405) thereof; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (i), (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.
(p)    Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.
(q)    Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders with regard to any applicable Registration Statement, a consolidated earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods; provided that this requirement shall be deemed satisfied by the Company complying with Section 4.03 of the Indenture.
(r)    Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Securities or Private Exchange Notes (and the related Guarantees), as the case may be, the related guarantee and the related indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to customary exceptions and qualifications. If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Securities or the Private Exchange Notes (and the related Guarantees), as the case may be, the Company shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Notes (and the related Guarantees), as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.
(s)    Use commercially reasonable efforts to cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made FINRA.
(t)    Use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Exchange Securities and/or Registrable Securities covered by a Registration Statement contemplated hereby.
The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.
If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.
Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by its acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 6(d)(ii), 6(d)(iv), 6(d)(v), or 6(d)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(l) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Company shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(l) hereof or (y) the Advice.
7.    Registration Expenses
All fees and expenses incident to the performance of or compliance with this Agreement by the Company of its obligations under Sections 2, 3, 4, 6 and 9 shall be borne by the Company, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the FINRA in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions in the United States (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 6(i) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) fees and expenses of the Trustee, any exchange agent and their counsel, (iv) fees and disbursements of counsel for the Company and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Securities selected by the Holder of a majority in aggregate principal amount of Registrable Securities covered by such Shelf Registration (which counsel shall be reasonably satisfactory to the Company) exclusive of any counsel retained pursuant to Section 8 hereof, (v) fees and disbursements of all independent certified public accountants referred to in Section 6(n) hereof (including, without limitation, the expenses of any “cold comfort” letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Securities eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit, (xi) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.
8.    Indemnification and Contribution.
(a)    The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Securities, each Market-Maker and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, and each Person, if any, who controls such Person or its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”) against any losses, claims, damages or liabilities, joint or several, to which any Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)    any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto), Market-Making Registration Statement (or any amendment thereto), Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus or any “Company information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any preliminary prospectus (or any amendment or supplement thereto); or
(ii)    the omission or alleged omission to state, in any Registration Statement (or any amendment thereto), Market-Making Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus or any Issuer Information filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any preliminary prospectus (or any amendment or supplement thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, except, in each case, insofar as such losses, claims, damages or liabilities are arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser, a Market-Maker or any Holder furnished to the Company in writing through the Initial Purchasers, a Market-Maker or any selling Holder expressly for use therein;

and agree (subject to the limitations set forth in the proviso to this sentence) to reimburse, as incurred, the Participant for any reasonable legal or other out-of-pocket expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, neither the Company nor the Guarantors will be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto), Market-Making Registration Statement (or any amendment thereto), Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or Issuer Free Writing Prospectus or any preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information relating to any Participant furnished to the Company by such Participant specifically for use therein. The indemnity provided for in this Section 8 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company and the Guarantors shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company and the Guarantors, which consent shall not be unreasonably withheld.
(b)    Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, their respective directors (or equivalent), their respective officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Market-Making Registration Statement, Prospectus or Issuer Free Writing Prospectus, any amendment or supplement thereto, or any preliminary prospectus or any Issuer Information, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Company by or on behalf of such Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company, the Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 8 will be in addition to any liability that the Participants may otherwise have to the indemnified parties. The Participants shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Participants, which consent shall not be unreasonably withheld. The Company and the Guarantors shall not, without the prior written consent of such Participant, effect any settlement or compromise of any pending or threatened proceeding in respect of which such Participant is or could have been a party, or indemnity could have been sought hereunder by such Participant, unless such settlement (A) includes an unconditional written release of such Participant, in form and substance reasonably satisfactory to such Participant, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Participant.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or separate but related or substantially similar proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) representing the indemnified parties under paragraph (a) or paragraph (b) of this Section 8, as the case may be, who are parties to such action or actions. Any such separate firm for any Participants shall be designated in writing by Participants who sold a majority in interest of the Registrable Securities and Exchange Securities sold by all such Participants in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8. In the event that any Participants are indemnified persons collectively entitled, in connection with a proceeding or separate but related or substantially similar proceedings in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 8(c), and any such Participants cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified persons shall be designated in writing by Participants who sold a majority in interest of the Registrable Securities and Exchange Securities sold by all such Participants. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.
(d)    After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the third sentence of paragraph (c) of this Section 8 or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.
(e)    In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to paragraph (a) or (b) of this Section 8, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and such Participant on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) of the Securities received by the Company bear to the total discounts and commissions received by such Participant in connection with the sale of the Securities (or if such Participant did not receive discounts or commissions, the value of receiving the Securities). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Participants on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this paragraph (e), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation or net proceeds on the sale of Securities received by such Participant in connection with the sale of the Securities, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls a Participant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.
9.    Facilitation of Sales Pursuant to 144A.
The Company covenants and agrees that it will use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, the Company will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants and agrees, for so long as any Registrable Securities remain outstanding that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act and Rule 144A unless the Company is then subject to Section 13 or 15(d) of the Exchange Act and reports filed thereunder satisfy the information requirements of Rule 144A then in effect.
10.    Underwritten Registrations
The Company shall not be required to assist in an underwritten offering unless requested by the Holders of a majority in aggregate principal amount of the Registrable Securities. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.
No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
11.    Miscellaneous
(a)    No Inconsistent Agreements. The Company has not as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company other issued and outstanding securities under any such agreements. The Company will not enter into any agreement (other than this Agreement dated as of the date hereof in respect of the Notes) with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.
(b)    Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.
(c)    Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Company, and (II) (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers (and, with respect to the provisions of Section 4 hereof, the written consent of each Market-Maker); provided, however, that Section 8 and this Section 11(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold pursuant to such Registration Statement.
(d)    Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:
(i)    if to a Holder of the Registrable Securities, any Participating Broker-Dealer or a Market-Maker, at the most current address of such Holder,

Participating Broker-Dealer or such Market-Maker, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:
Goldman, Sachs & Co.
200 West Street,
New York, New York 10282
Attention: Registration Department
with a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Facsimile No.: (212) 269-5420
Attention: Douglas S. Horowitz, Esq.
(ii)    if to the Initial Purchasers, at the address specified in Section 11(d)(i);
(iii)    if to the Company, at the address as follows:
ARAMARK Corporation
1101 Market Street
Philadelphia, PA 19107
Facsimile No.: (215) 413-8808
Attention: General Counsel
with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Ave.
New York, New York 10017
Facsimile No.: (212) 455-2502
Attention: Joseph H. Kaufman, Esq.
All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and upon written confirmation, if sent by facsimile.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(e)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.
(f)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(g)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(h)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(i)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(j)    Notes Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
(k)    Third-Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

(l)    Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ARAMARK CORPORATION
By:    /s/ Karen A. Wallace
    Name:    Karen A. Wallace
    Title:     Vice President and Treasurer
ARAMARK AVIATION SERVICES LIMITED PARTNERSHIP

By: ARAMARK SMMS, LLC, its General Partner
By: ARAMARK CORPORATION, its sole member
By:    /s/ Karen A. Wallace
    Name:    Karen A. Wallace
    Title:     Vice President and Treasurer

ARAMARK MANAGEMENT SERVICES LIMITED PARTNERSHIP
By: ARAMARK SMMS, LLC, its General Partner
By: ARAMARK CORPORATION, its sole member
By:    /s/ Karen A. Wallace
    Name:    Karen A. Wallace
    Title:     Vice President and Treasurer

TAHOE ROCKET LP
By: ARAMARK SPORTS AND ENTERTAINMENT SERVICES, LLC, its General Partner
By: ARAMARK SPORTS AND ENTERTAINMENT GROUP, LLC, its sole member
By: ARAMARK CORPORATION, its sole member
By:    /s/ Karen A. Wallace
    Name:    Karen A. Wallace
    Title:     Vice President and Treasurer
EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO

By:    /s/ Karen A. Wallace
    Name:    Karen A. Wallace
    Title:     Vice President and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene Name: Adam T. Greene Title: Vice President

For themselves, and the other several Initial
Purchasers.
J.P. MORGAN SECURITIES LLC

By:	/s/ Vivek Lal Name: Vivek Lal Title: Vice President
For themselves, and the other several Initial Purchasers.

SCHEDULE A

No.	Guarantor	Jurisdiction
1.	L&N Uniform Supply, LLC	California
2.	Lake Tahoe Cruises, LLC	California
3.	Paradise Hornblower, LLC	California
4.	Shoreline Operating Company, Inc.	California
5.	Addison Concessions, Inc.	Delaware
6.	ARAMARK Asia Management, LLC	Delaware
7.	ARAMARK Campus, LLC	Delaware
8.	ARAMARK Cleanroom Services (Puerto Rico), Inc.	Delaware
9.	ARAMARK Cleanroom Services, LLC	Delaware
10.	ARAMARK Confection, LLC	Delaware
11.	ARAMARK Correctional Services, LLC	Delaware
12.	ARAMARK CTS, LLC	Delaware
13.	ARAMARK Educational Group, LLC	Delaware
14.	ARAMARK Educational Services, LLC	Delaware
15.	ARAMARK Engineering Associates, LLC	Delaware
16.	ARAMARK Entertainment, LLC	Delaware
17.	ARAMARK Executive Management Services USA, Inc.	Delaware
18.	ARAMARK Facilities Management, LLC	Delaware
19.	ARAMARK Facility Services, LLC	Delaware
20.	ARAMARK FHC Business Services, LLC	Delaware
21.	ARAMARK FHC Campus Services, LLC	Delaware
22.	ARAMARK FHC Correctional Services, LLC	Delaware
23.	ARAMARK FHC Healthcare Support Services, LLC	Delaware
24.	ARAMARK FHC Refreshment Services, LLC	Delaware
25.	ARAMARK FHC School Support Services, LLC	Delaware
26.	ARAMARK FHC Services, LLC	Delaware
27.	ARAMARK FHC Sports and Entertainment Services, LLC	Delaware
28.	ARAMARK FHC, LLC	Delaware
29.	ARAMARK Food and Support Services Group, Inc.	Delaware
30.	ARAMARK Food Service, LLC	Delaware
31.	ARAMARK FSM, LLC	Delaware
32.	ARAMARK Healthcare Support Services of the Virgin Islands, Inc.	Delaware
33.	ARAMARK Healthcare Support Services, LLC	Delaware
34.	ARAMARK Healthcare Technologies, LLC	Delaware
35.	ARAMARK India Holdings LLC	Delaware
36.	ARAMARK Industrial Services, LLC	Delaware
37.	ARAMARK Japan, Inc.	Delaware
38.	ARAMARK Marketing Services Group, Inc.	Delaware
39.	ARAMARK Organizational Services, Inc.	Delaware
40.	ARAMARK RAV, LLC	Delaware
41.	ARAMARK RBI, INC.	Delaware
42.	ARAMARK Refreshment Services, LLC	Delaware
43.	ARAMARK Schools, LLC	Delaware
44.	ARAMARK SCM, Inc.	Delaware
45.	ARAMARK Senior Living Services, LLC	Delaware
46.	ARAMARK Senior Notes Company	Delaware
47.	ARAMARK Services of Puerto Rico, Inc.	Delaware
48.	ARAMARK SM Management Services, Inc.	Delaware
49.	ARAMARK SMMS LLC	Delaware
50.	ARAMARK SMMS Real Estate LLC	Delaware
51.	ARAMARK Sports and Entertainment Group, LLC	Delaware
52.	ARAMARK Sports and Entertainment Services, LLC	Delaware
53.	ARAMARK Sports Facilities, LLC	Delaware
54.	ARAMARK Sports, LLC	Delaware
55.	ARAMARK Summer Games 1996, LLC	Delaware
56.	ARAMARK U.S. Offshore Services, LLC	Delaware
57.	ARAMARK Uniform & Career Apparel Group, Inc.	Delaware
58.	ARAMARK Uniform & Career Apparel, LLC	Delaware
59.	ARAMARK Uniform Manufacturing Company	Delaware
60.	ARAMARK Uniform Services (Baltimore) LLC	Delaware
61.	ARAMARK Uniform Services (Matchpoint) LLC	Delaware
62.	ARAMARK Uniform Services (Midwest) LLC	Delaware
63.	ARAMARK Uniform Services (Rochester) LLC	Delaware
64.	ARAMARK Uniform Services (Santa Ana) LLC	Delaware
65.	ARAMARK Uniform Services (Syracuse) LLC	Delaware
66.	ARAMARK Uniform Services (Texas) LLC	Delaware
67.	ARAMARK Uniform Services (West Adams) LLC	Delaware
68.	ARAMARK Venue Services, Inc.	Delaware
69.	ARAMARK/HMS, LLC	Delaware
70.	Delsac VIII, Inc.	Delaware
71.	Fine Host Holdings, LLC	Delaware
72.	Harrison Conference Associates, LLC	Delaware
73.	Harry M. Stevens, LLC	Delaware
74.	Landy Textile Rental Services, LLC	Delaware
75.	American Snack & Beverage, LLC	Florida
76.	ARAMARK Services Management of HI, Inc.	Hawaii
77.	ARAMARK Kitty Hawk, Inc.	Idaho
78.	Harrison Conference Center of Lake Bluff, Inc.	Illinois
79.	ARAMARK Distribution Services, Inc.	Illinois
80.	ARAMARK Services Management of IL, Inc.	Illinois
81.	ARAMARK Facility Management Corporation of Iowa	Iowa
82.	ARAMARK FHC Kansas, Inc.	Kansas
83.	ARAMARK Food Service Corporation of Kansas	Kansas
84.	ARAMARK Services of Kansas, Inc.	Kansas
85.	Harrison Conference Services of Massachusetts, LLC	Massachusetts
86.	Harrison Conference Services of Wellesley, LLC	Massachusetts
87.	ARAMARK Services Management of MI, Inc.	Michigan
88.	Restaura, Inc.	Michigan
89.	Travel Systems, LLC	Nevada
90.	ARAMARK Services Management of NJ, Inc.	New Jersey
91.	Harrison Conference Services of Princeton, Inc.	New Jersey
92.	Harry M. Stevens, Inc. of New Jersey	New Jersey
93.	Harrison Conference Center of Glen Cove, Inc.	New York
94.	Harrison Conference Services of North Carolina, LLC	North Carolina
95.	ARAMARK American Food Services, LLC	Ohio
96.	ARAMARK Services Management of OH, Inc.	Ohio
97.	ARAMARK Consumer Discount Company	Pennsylvania
98.	Harry M. Stevens, Inc. of Penn	Pennsylvania
99.	MyAssistant, Inc.	Pennsylvania
100.	ARAMARK Services Management of SC, Inc.	South Carolina
101.	ARAMARK Business Dining Services of Texas, LLC	Texas
102.	ARAMARK Educational Services of Texas, LLC	Texas
103.	ARAMARK Food Service of Texas, LLC	Texas
104.	ARAMARK Healthcare Support Services of Texas, Inc.	Texas
105.	ARAMARK Sports and Entertainment Services of Texas, LLC	Texas
106.	ARAMARK Educational Services of Vermont, Inc.	Vermont
107.	Overall Laundry Services, Inc.	Washington
108.	ARAMARK Capital Asset Services, LLC	Wisconsin
109.	ARAMARK Services Management of WI, Inc.	Wisconsin
110.	Kowalski-Dickow Associates, LLC	Wisconsin

SCHEDULE I

No.	Guarantor	Jurisdiction
1.	L&N Uniform Supply, LLC	California
2.	Lake Tahoe Cruises, LLC	California
3.	Paradise Hornblower, LLC	California
4.	Shoreline Operating Company, Inc.	California
5.	Tahoe Rocket LP	California
6.	Addison Concessions, Inc.	Delaware
7.	ARAMARK Asia Management, LLC	Delaware
8.	ARAMARK Aviation Services Limited Partners	Delaware
9.	ARAMARK Campus, LLC	Delaware
10.	ARAMARK Cleanroom Services (Puerto Rico), Inc.	Delaware
11.	ARAMARK Cleanroom Services, LLC	Delaware
12.	ARAMARK Confection, LLC	Delaware
13.	ARAMARK Correctional Services, LLC	Delaware
14.	ARAMARK CTS, LLC	Delaware
15.	ARAMARK Educational Group, LLC	Delaware
16.	ARAMARK Educational Services, LLC	Delaware
17.	ARAMARK Engineering Associates, LLC	Delaware
18.	ARAMARK Entertainment, LLC	Delaware
19.	ARAMARK Executive Management Services USA, Inc.	Delaware
20.	ARAMARK Facilities Management, LLC	Delaware
21.	ARAMARK Facility Services, LLC	Delaware
22.	ARAMARK FHC Business Services, LLC	Delaware
23.	ARAMARK FHC Campus Services, LLC	Delaware
24.	ARAMARK FHC Correctional Services, LLC	Delaware
25.	ARAMARK FHC Healthcare Support Services, LLC	Delaware
26.	ARAMARK FHC Refreshment Services, LLC	Delaware
27.	ARAMARK FHC School Support Services, LLC	Delaware
28.	ARAMARK FHC Services, LLC	Delaware
29.	ARAMARK FHC Sports and Entertainment Services, LLC	Delaware
30.	ARAMARK FHC, LLC	Delaware
31.	ARAMARK Food and Support Services Group, Inc.	Delaware
32.	ARAMARK Food Service, LLC	Delaware
33.	ARAMARK FSM, LLC	Delaware
34.	ARAMARK Healthcare Support Services of the Virgin Islands, Inc.	Delaware
35.	ARAMARK Healthcare Support Services, LLC	Delaware
36.	ARAMARK Healthcare Technologies, LLC	Delaware
37.	ARAMARK India Holdings LLC	Delaware
38.	ARAMARK Industrial Services, LLC	Delaware
39.	ARAMARK Japan, Inc.	Delaware
40.	ARAMARK Management Services Limited Partnership	Delaware
41.	ARAMARK Marketing Services Group, Inc.	Delaware
42.	ARAMARK Organizational Services, Inc.	Delaware
43.	ARAMARK RAV, LLC	Delaware
44.	ARAMARK RBI, INC.	Delaware
45.	ARAMARK Refreshment Services, LLC	Delaware
46.	ARAMARK Schools, LLC	Delaware
47.	ARAMARK SCM, Inc.	Delaware
48.	ARAMARK Senior Living Services, LLC	Delaware
49.	ARAMARK Senior Notes Company	Delaware
50.	ARAMARK Services of Puerto Rico, Inc.	Delaware
51.	ARAMARK SM Management Services, Inc.	Delaware
52.	ARAMARK SMMS LLC	Delaware
53.	ARAMARK SMMS Real Estate LLC	Delaware
54.	ARAMARK Sports and Entertainment Group, LLC	Delaware
55.	ARAMARK Sports and Entertainment Services, LLC	Delaware
56.	ARAMARK Sports Facilities, LLC	Delaware
57.	ARAMARK Sports, LLC	Delaware
58.	ARAMARK Summer Games 1996, LLC	Delaware
59.	ARAMARK U.S. Offshore Services, LLC	Delaware
60.	ARAMARK Uniform & Career Apparel Group, Inc.	Delaware
61.	ARAMARK Uniform & Career Apparel, LLC	Delaware
62.	ARAMARK Uniform Manufacturing Company	Delaware
63.	ARAMARK Uniform Services (Baltimore) LLC	Delaware
64.	ARAMARK Uniform Services (Matchpoint) LLC	Delaware
65.	ARAMARK Uniform Services (Midwest) LLC	Delaware
66.	ARAMARK Uniform Services (Rochester) LLC	Delaware
67.	ARAMARK Uniform Services (Santa Ana) LLC	Delaware
68.	ARAMARK Uniform Services (Syracuse) LLC	Delaware
69.	ARAMARK Uniform Services (Texas) LLC	Delaware
70.	ARAMARK Uniform Services (West Adams) LLC	Delaware
71.	ARAMARK Venue Services, Inc.	Delaware
72.	ARAMARK/HMS, LLC	Delaware
73.	Delsac VIII, Inc.	Delaware
74.	Fine Host Holdings, LLC	Delaware
75.	Harrison Conference Associates, LLC	Delaware
76.	Harry M. Stevens, LLC	Delaware
77.	Landy Textile Rental Services, LLC	Delaware
78.	American Snack & Beverage, LLC	Florida
79.	ARAMARK Services Management of HI, Inc.	Hawaii
80.	ARAMARK Kitty Hawk, Inc.	Idaho
81.	Harrison Conference Center of Lake Bluff, Inc.	Illinois
82.	ARAMARK Distribution Services, Inc.	Illinois
83.	ARAMARK Services Management of IL, Inc.	Illinois
84.	ARAMARK Facility Management Corporation of Iowa	Iowa
85.	ARAMARK FHC Kansas, Inc.	Kansas
86.	ARAMARK Food Service Corporation of Kansas	Kansas
87.	ARAMARK Services of Kansas, Inc.	Kansas
88.	Harrison Conference Services of Massachusetts, LLC	Massachusetts
89.	Harrison Conference Services of Wellesley, LLC	Massachusetts
90.	ARAMARK Services Management of MI, Inc.	Michigan
91.	Restaura, Inc.	Michigan
92.	Travel Systems, LLC	Nevada
93.	ARAMARK Services Management of NJ, Inc.	New Jersey
94.	Harrison Conference Services of Princeton, Inc.	New Jersey
95.	Harry M. Stevens, Inc. of New Jersey	New Jersey
96.	Harrison Conference Center of Glen Cove, Inc.	New York
97.	Harrison Conference Services of North Carolina, LLC	North Carolina
98.	ARAMARK American Food Services, LLC	Ohio
99.	ARAMARK Services Management of OH, Inc.	Ohio
100.	ARAMARK Consumer Discount Company	Pennsylvania
101.	Harry M. Stevens, Inc. of Penn	Pennsylvania
102.	MyAssistant, Inc.	Pennsylvania
103.	ARAMARK Services Management of SC, Inc.	South Carolina
104.	ARAMARK Business Dining Services of Texas, LLC	Texas
105.	ARAMARK Educational Services of Texas, LLC	Texas
106.	ARAMARK Food Service of Texas, LLC	Texas
107.	ARAMARK Healthcare Support Services of Texas, Inc.	Texas
108.	ARAMARK Sports and Entertainment Services of Texas, LLC	Texas
109.	ARAMARK Educational Services of Vermont, Inc.	Vermont
110.	Overall Laundry Services, Inc.	Washington
111.	ARAMARK Capital Asset Services, LLC	Wisconsin
112.	ARAMARK Services Management of WI, Inc.	Wisconsin
113.	Kowalski-Dickow Associates, LLC	Wisconsin